                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is entered into as of May __1996, by and among IKOS Systems, Inc., a Delaware corporation (the "Company"), and the undersigned VMW stockholders receiving shares of IKOS Common Stock ("Rights Holders") pursuant to the merger (the "Merger") by and among IKOS Systems, Inc., a Delaware corporation ("IKOS"), VMW Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of IKOS ("Sub") and Virtual Machine Works, Inc., a Delaware corporation ("VMW").

     Pursuant to the terms of the Merger, Rights Holders and the Company desire to provide for certain registration and other rights all as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  Definitions. As used in this Agreement, the following terms shall
               -----------
have the following respective meanings:

               (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

               (b) The term "Registrable Securities" means (i) all shares of the Company's Common Stock issued upon the Merger; (ii) all shares of capital stock issued in lieu of any of the stock referred to in clause (i) in any reorganization, which have not been sold to the public; and (iii) all shares of capital stock issued in respect of any of the stock referred to in clauses (i) or (ii) as a result of any stock split, stock dividend, recapitalization or the like, which have not been sold to the public.

               (c) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued or successors and assignees under Section 2.3 hereof who hold Registrable Securities.

               (d) The term "Initiating Holders" means any Holder or Holders of a majority of the aggregate of the Registrable Securities then outstanding.

               (e) The term "Commission" means the Securities and Exchange Commission.

          1.2  Right To Include in Current Registration. The Company currently
               -----------------------------------------
intends to file with the Commission a registration statement (the "Current Registration Statement") to register certain shares of its stock for an underwritten public offering shortly after the consummation of the Merger and, if so, notwithstanding anything to the contrary contained herein, the Holders of Registerable Securities will be entitled to include such Registerable Securities in the Current Registration Statement in accordance with subsection 1.3(b).

          1.3  Demand Registration.
               -------------------

               (a)  Request for Registration.  Upon the request of Initiating
                    ------------------------
Holders, the Company shall (i) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof on or before November 30, 1996 and (ii) use its best efforts to cause such registration statement to be declared effective by the Commission as soon as possible thereafter, and shall use its best efforts to effect all such other registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all of the Registrable Securities; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.3:

                   (A) in any particular jurisdiction in which the Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

                   (B) after the Company has effected one such registration pursuant to this subsection 1.3 and such registration has been declared or ordered effective unless the Commission issues a stop order with respect thereto; or

                   (C) if the Current Registration Statement becomes effective, then the Company is not required to effect such demand registration until six months after completion of the offering for which the Current Registration Statement was filed and in such event the request for registration may be made up to twelve months after completion of such offering.

     Notwithstanding the foregoing, if the Company shall furnish to such holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 90 days after the expiration of the initial 90-day period within which to file such registration statement.

               (b)  Underwriting. If the Holders intend to distribute the
                    ------------
Registrable Securities by means of an underwriting, they shall so advise the Company. In such event, the underwriter shall be selected by a majority in interest of the Holders and shall be reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.3, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

               (c)  Company Shares. If the managing underwriter has not limited
                    --------------
the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

               (d) Shelf Registration.  Upon filing any registration pursuant to
                   ------------------
Section 1 herein, the Company shall use its best efforts to keep such registration effective for at least 180 days or, if longer, until all Registrable Securities included therein have been sold by the Holders thereof.

          1.4  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance pursuant to the Securities Act or any state securities laws, rules or regulations, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

               (c) Each party entitled to indemnification under this Section 1.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying

Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          1.5 Rule 144 Reporting. With a view to making available to Holders the
              ------------------
benefits of Rule 144 promulgated by the Commission under the Securities Act, the Company agrees to use its best efforts to:

               (a) make and keep adequate current public information with respect to the Company available, as those terms are used in Rule 144 under the Securities Act, at all times after the Closing Date;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (c) furnish to Holders promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as any Holder may reasonably request in order to permit such Holder to avail itself of any rule or regulation of the Commission allowing such Holder to sell its Company Common Stock without registration.

     2. General.
        -------

          2.1 Waivers and Amendments.  With the written consent of the
              ----------------------
record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 2.1.

          2.2 Governing Law. This Agreement shall be governed in all respects by
              -------------
the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          2.3 Successors and Assigns. Except as otherwise expressly provided
              ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.4 Entire Agreement. This Agreement and the other documents delivered
              ----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

          2.5 Notices, etc. All notices and other communications required or
              ------------
permitted hereunder shall be in writing and shall be effective upon personal delivery or three (3) business days after mailing by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Holder or Founder, at such Holder's or Founder's address as set forth in the Company's records, or at such other address as such Holder or Founder shall have furnished to the Company in writing, or (b) if to the Company, at 19050 Pruneridge Avenue, Cupertino, CA 95014, or at such other address as the Company shall have furnished to the Holder or Founder in writing.

          2.6 Severability. In case any provision of this Agreement shall be
              ------------
invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          2.7 Titles and Subtitles. The titles of the sections and subsections
              --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          2.8 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.

                                    COMPANY:

                                    IKOS SYSTEMS, INC.



                                    By:
                                       -----------------------------------


                                    Its:
                                        ----------------------------------

                                    RIGHTS HOLDERS:


                                    --------------------------------------



                                    --------------------------------------



                                    --------------------------------------







               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       8